UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2018

Belden Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor

St. Louis, Missouri 63105

(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000

(Registrant’s telephone number, including area code)

n/a

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 14, 2018, Belden Inc. (“Belden”) completed its previously announced issuance and sale of €350 million aggregate principal amount of 3.875% Senior Subordinated Notes due 2028 (the “Notes”). The Notes were issued pursuant to an indenture dated as of March 14, 2018 (the “Indenture”), by and among Belden, the subsidiary guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar. The Notes were issued at par in a transaction exempt from the registration requirements under the Securities Act of 1933 (the “Securities Act”) and will be resold within the United States to persons reasonably believed to be qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes will mature on March 15, 2028 and rank equal in right of payment with Belden’s existing and future senior subordinated debt, and are subordinated to all of Belden’s and the subsidiary guarantors’ senior debt, including Belden’s revolving credit facility. Belden’s obligations under the Notes are jointly and severally guaranteed by all of Belden’s current and future domestic subsidiaries that guarantee the borrowings under its revolving credit facility.

Interest on the Notes accrues at a rate of 3.875% per annum and is payable semi-annually in arrears on March 15 and September 15 of each year, beginning on September 15, 2018, to the holders of record on the immediately preceding March 1 and September 1.

Belden will have the option to redeem all or a portion of the Notes at any time on or after March 15, 2023 at specified redemption prices plus accrued interest on the notes to the date of redemption. At any time prior to March 15, 2023, Belden may also redeem all or a part of the Notes at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, in addition to a specified applicable premium. At any time on or before March 15, 2021, Belden may also redeem up to 35% of the aggregate principal amount of the Notes at a redemption price of 103.875% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

Upon the occurrence of a change in control (as defined in the Indenture), each holder of the Notes may require Belden to repurchase all or a portion of such holder’s Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Indenture contains covenants that limit, among other things, Belden’s and certain of its subsidiaries’ ability to (1) incur additional debt, (2) pay dividends or make other distributions on, redeem or repurchase capital stock, or make investments or other restricted payments, (3) enter into transactions with affiliates, (4) dispose of assets or issue stock of restricted subsidiaries, (5) create liens on assets securing certain indebtedness, or (6) effect a consolidation or merger or sell all, or substantially all, of its assets. These covenants are subject to a number of important exceptions and qualifications. Further, during any such time when the Notes are rated investment grade by each of Moody’s Investors Service, Inc. and S&P Global Ratings and no Default (as defined in the Indenture) has occurred and is continuing, certain of the covenants will be suspended with respect to the Notes.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 25% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The foregoing description of the Indenture is qualified in its entirety by reference to the complete copy of the Indenture, including the forms of the Note and Notation of Guarantee included therein as Exhibits A and D, respectively, which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 of this Current Report on Form 8-K regarding the Notes and the Indenture is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 13, 2018, Belden issued a press release announcing the final results of its previously announced tender offers to purchase any and all of its outstanding 5.50% Senior Subordinated Notes due 2023 (the “2023 Notes”) and 5.25% Senior Subordinated Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “Tender Offer Notes”), which commenced on March 6, 2018 and expired at 5:00 p.m., New York City time, on March 12, 2018 (the “Expiration Time”). Belden announced that it had received tenders from holders of €143,114,000 aggregate principal amount, representing 71.56% of the aggregate principal outstanding, of the 2023 Notes and tenders from holders of $188,709,000 aggregate principal amount, representing 94.35% of the aggregate principal outstanding, of the 2024 Notes as of the Expiration Time. Belden subsequently accepted for purchase all of the Tender Offer Notes validly tendered and not validly withdrawn.

On March 6, 2018, Belden also issued a notice of redemption with respect to all of its outstanding Tender Offer Notes not tendered in the tender offers. The redemption is scheduled to occur on April 5, 2018. The redemption price will be a “make-whole” redemption price calculated in accordance with the indentures governing the Tender Offer Notes, based on specified bund and treasury rates, as applicable, that will be determined prior to the redemption date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated as of March 14, 2018, among Belden, Inc., the subsidiary guarantors named therein, Deutsche Trustee Company Limited, as Trustee, Deutsche Bank AG, London Branch, as Principal Paying Agent, and Deutsche Bank Luxembourg S.A., as Transfer Agent and Registrar.

99.1	Belden news release dated March 13, 2018, titled “Belden Announces Expiration and Final Results of Its Tender Offers for Any and All of the Outstanding 5.50% Senior Subordinated Notes Due 2023 and 5.25% Senior Subordinated Notes due 2024.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2018

BELDEN INC.

By:	/s/ Brian E. Anderson
Brian E. Anderson
Senior Vice President-Legal, General Counsel and Corporate Secretary

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